EXHIBIT 99.3

FOSTER WHEELER LTD.

Offering of up to 9,893,037 Common Shares
Issuable Upon Exercise of Class A Warrants and Class B Warrants

EACH OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 27, 2006, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY WITHDRAW YOUR ELECTION TO EXERCISE WARRANTS AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. WE RESERVE THE RIGHT TO EXTEND ONLY ONE, BOTH OR NONE OF THE OFFERS IN OUR DISCRETION.

December 28, 2005

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated December 28, 2005 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Offer Documents”) that are being delivered to you in connection with Foster Wheeler Ltd.’s (the “Company”) offering to increase the number of common shares issuable upon the exercise of its outstanding warrants until 5:00 p.m., New York City time, on January 27, 2006, unless extended (the “Expiration Date”).

     As described in the Offer Documents, each warrant currently entitles its owner to purchase, in the case of the Class A warrants, 1.6841 common shares and, in the case of the Class B warrants, 0.0723 common shares, at a price of $9.378 per common share issuable thereunder. However, beginning on the date hereof and without increasing the exercise price of the warrants, upon the exercise of any warrant prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will issue:

  0.0865 common shares per each Class A warrant exercised, in addition to the 1.6841 common shares issuable pursuant to the terms of the Class A warrants (the “Class A Offer”); and

  0.0018 common shares per each Class B warrant exercised, in addition to the 0.0723 common shares issuable pursuant to the terms of the Class B warrants (the “Class B Offer” and, together with the Class A Offer, the “Offers”).

     Pursuant to the Offers, the current exercise price per warrant of $9.378 per common share issuable thereunder will not be increased. Consequently, as adjusted for the Offers the effective exercise price will be reduced, in the case of the Class A warrants, to $8.92 per common share issuable thereunder and, in the case of the Class B warrants, to $9.15 per share issuable thereunder. See the section entitled “Description of the Offers” in the Prospectus for a complete description of the terms and conditions of the Offers.

     These materials relating to the Offers are being forwarded to you as the beneficial owner of warrants held by us for your account or benefit but not registered in your name. An election to exercise warrants can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to exercise warrants held by us for your account.

     We request instructions as to whether you wish us to elect to exercise any or all of the warrants held by us for your account, upon the terms and subject to the conditions set forth in the Offer Documents. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf. If you wish to have us elect to exercise any or all of your warrants, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in sufficient time to permit us to submit an exercise election on your behalf prior to the Expiration Date.

     WE URGE YOU TO RESPOND AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFERS AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Offers.

     This will instruct you to (i) elect to exercise the number of warrants indicated below that are held by you for the account of the undersigned and (ii) debit the undersigned’s account with you in an amount equal to the aggregate exercise price for the number of warrants indicated below (determined in the manner described in the Letter of Transmittal).

     Number of Class A Warrants to be Exercised: ___________________

     Number of Class B Warrants to be Exercised: ___________________

Date: ______________ , 200_

________________________________________________
Signature(s)

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Print Name(s)

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Print Address(es)

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Area Code and Telephone Number

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Tax ID or Social Security Number

     If the undersigned instructs you to elect to exercise the warrants held by you for the account of the undersigned, it is understood that you are authorized:

     (a)      to make on behalf of the undersigned (and the undersigned, by its signature above, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to, the representation that the undersigned has full power and authority to exercise, assign and transfer the warrants the undersigned has elected to exercise;

     (b)      to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

     (c)      to execute and deliver any additional documents reasonably requested by the Company or the warrant agent as are necessary or desirable to complete and give effect to the transactions contemplated by the Letter of Transmittal.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT